Exhibit 99.1

MRC Global Announces First Quarter 2024

Earnings Release, Conference Call and Webcast Schedule

HOUSTON, TX – March 25, 2024 – MRC Global Inc. (NYSE: MRC) will release its first quarter 2024 results on May 8, 2024, after the market closes.

In conjunction with the release, the company will host a conference call and webcast:

What:         MRC Global First Quarter 2024 Earnings Conference Call and Webcast

When:         Thursday, May 9, 2024, at 10:00 a.m. Eastern / 9:00 a.m. Central

How:         Via phone – Dial 201-689-8261 and ask for the MRC Global call prior to the start time, or

Via webcast – Visit our website http://www.mrcglobal.com in the investor relations section

A replay of the call will be available through May 23, 2024, by dialing 201-612-7415 using passcode 13745025#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 214 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com

Contact:

Monica Broughton VP, Investor Relations & Treasury
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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